EXHIBIT 10.4

                    INTERCREDITOR AND SUBORDINATION AGREEMENT


                     This INTERCREDITOR AND SUBORDINATION AGREEMENT is entered into as of April 30, 2001, among FOOTHILL CAPITAL CORPORATON, a California corporation ("Foothill"), LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), SUNROCK CAPITAL CORP., a Delaware corporation ("Sunrock", and collectively with Foothill and LaSalle, the "Senior Lenders"), Foothill as agent for the Senior Lenders ("Senior Agent") and DDJ CAPITAL MANAGEMENT, LLC, a Massachusetts limited liability company as agent (the "Subordinated Agent") for the lenders (the "Subordinated Creditors") pursuant to the Subordinated Credit Agreement (defined below) in light of the following:

                                 R E C I T A L S

                     A. Senior Agent and Senior Lenders (collectively, the "Senior Creditors") and Samuels Jewelers, Inc., a Delaware corporation ("Debtor") have entered into that certain Loan and Security Agreement, dated as of October 2, 1998 (as amended, the "Senior Creditor Loan Agreement"), pursuant to which Senior Creditors have agreed to extend certain financial accommodations to Debtor.

                     B. As security for the prompt payment and performance of the Senior Creditor Indebtedness (as hereinafter defined), Debtor has granted Senior Agent a security interest in all of its Collateral (as hereinafter defined) for the benefit of the Senior Lenders.

                     C. DDJ Capital Management, LLC currently beneficially holds an equity interest of approximately 49% in the Debtor.

                     D. The Debtor, the Subordinated Creditors and the Subordinated Agent have entered into that certain Loan Agreement (the "Subordinated Creditors Agreement") dated as of the date hereof pursuant to which Subordinated Creditors have extended certain financial accommodations to Debtor.

                     E. As security for the prompt payment and performance of the Subordinated Creditors Indebtedness (as hereinafter defined) Debtor has granted Subordinated Creditors a security interest in Debtor's Collateral under the Subordinated Creditors Agreement.

                     F. Pursuant to Amendment No. 6 to the Senior Creditor Loan Agreement, of even date herewith, the Senior Creditors have waived certain existing Events of Default under the Senior Creditor Loan Agreement, and have consented to the incurrence of the Subordinated Creditors Indebtedness and the granting of the security interest in the Collateral to Subordinated Creditors, in reliance upon obtaining this Agreement.

                     G. Senior Creditors and Subordinated Creditors wish to agree as to their respective rights to repayment by, and liens upon and security interests in the assets of Debtor and as to certain other rights, priorities, and interests as between Senior Creditors and Subordinated Creditors.

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                                A G R E E M E N T

                     In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which Senior Creditors and Subordinated Creditors hereby acknowledge, Senior Creditors and Subordinated Creditors hereby agree as follows:

                     1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

                     "Accounts", "Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Instruments", "Inventory", and "Investment Property" shall have the meanings assigned to them under the UCC.

                     "Agreement" means this Intercreditor Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

                     "Bankruptcy Case" means any proceeding commenced by or against Debtor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

                     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                     "Blockage Notice" means a written notice from the Senior Agent under the Senior Credit Agreement to the Debtor, a copy of which is sent to the Subordinated Agent that a Non-Payment Event of Default has occurred and is continuing.

                     "Blockage Period" means any period commencing on the date a Blockage Notice is given and ending on the earlier to occur of:

                     (a) the date when the Event of Default that was the basis for such notice has been cured or waived in a writing signed by the Senior Lenders; and

                     (b) ninety (90) days after the date such Blockage Notice is given, unless prior to the expiration of such ninety (90) day period, (i) the Senior Agent commences and thereafter takes reasonable steps to continue a Senior Liquidation, in which case, the date upon which all Senior Creditor Indebtedness has been indefeasibly paid and satisfied and the Senior Credit Agreements have been terminated or (ii) a Standstill Period is in effect, in which case, upon the expiration of such Standstill Period.

                     "Collateral" means all of Debtor's presently existing and hereafter acquired real property, personal property, including, without limitation, Accounts, Chattel Paper, deposit accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, and Investment Property; all of Debtor's and all proceeds and insurance proceeds of the foregoing, and all of Debtor's books and records relating thereto.


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                     "Enforcement Action" means any action by Subordinated
Creditors to enforce payment or performance by Debtor of any of its Subordinated Creditors Indebtedness or Subordinated Creditors Agreements, including any of the following: (a) acceleration of the maturity of Subordinated Creditors Indebtedness, (b) commencement of, prosecution of, or participation in any lawsuit, action or proceeding, whether private, judicial, equitable, administrative, or otherwise (including the commencement or joining with any other creditors in the commencement of any Bankruptcy Case) against Debtor, (c) the exercise of any right of setoff for the collection of any amounts due in respect of the Subordinated Creditors Indebtedness, or (d) exercise of any Secured Creditor Remedy. Notwithstanding the foregoing, none of the following shall constitute an "Enforcement Action" for purposes of this Agreement: (x) the delivery of any notice of default or other notice to Debtor pursuant to or in connection with the Subordinated Creditors Agreements, (y) the acceleration of the Subordinated Creditors Indebtedness if Senior Agent has already notified Subordinated Creditors and Debtor in writing that it has accelerated the Senior Creditors Indebtedness and has not rescinded such notice in writing, (z) the exercise of rights and remedies available to Subordinated Creditors under the Subordinated Creditors Agreements after the 90th day following notice to the Senior Agent of the Subordinated Creditors' intention to exercise rights and remedies so long as the Senior Creditors have not begun a Senior Liquidation,
(aa) the filing by Subordinated Creditors of a proof of claim in a Bankruptcy Case, which proof of claim indicates Subordinated Creditors' subordination hereunder.

                     "Maximum Amount" has the meaning set forth in the Senior Creditor Loan Agreement.

                     "Non-Payment Event of Default" means any state of facts or event (other than a Payment Event of Default) the existence or occurrence of which entitles the Senior Creditors to accelerate the maturity of the Senior Creditor Indebtedness and which has not been waived or cured in a writing signed by the Senior Agent or Senior Creditors, as applicable.

                     "Payment Event of Default" means any default in the payment of any or all of the Senior Creditor Indebtedness in accordance with the terms of the Senior Creditor Agreements (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period with respect thereto, and which has not been waived or cured in a writing signed by the Senior Agent or Senior Creditors, as applicable.

                     "Secured Creditor" means any of the Senior Creditors or Subordinated Creditors, or any successor or assignee of any of them, in its capacity as a secured creditor under the Senior Creditor Agreements or the Subordinated Creditors Agreements, respectively.

                     "Secured Creditor Remedies" means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including without limitation, (i) the exercise of any remedies or rights of a "Secured Creditor" under Division 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies available to a judgment creditor; or (iii) any other remedy available in respect of the Collateral available to such Secured Creditor under any Secured Creditors' Agreement to which it is a party.

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                     "Secured Creditors' Agreements" means, collectively, the
Senior Creditor Agreements and the Subordinated Creditors Agreements.

                     "Secured Creditors' Indebtedness" means, collectively, the Senior Creditor Indebtedness and the Subordinated Creditors Indebtedness.

                     "Senior Creditor Agreements" means, collectively, the Senior Creditor Loan Agreement, any Loan Documents referred to therein, and any other document, instrument, or agreement entered into by or in favor of Senior Creditors and Debtor in connection with the Senior Creditor Indebtedness and the Collateral, together with any amendments, replacements, substitutions, or restatements thereof.

                     "Senior Creditor Indebtedness" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of Debtor owing to Senior Creditors, whether direct or indirect, contingent or of any other nature, character, or description (including all interest accruing after commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor and all amounts and interest that, but for the provisions of the Bankruptcy Code, would have accrued and become due).

                     "Senior Liquidation" means the conduct by the Senior Agent of any of the following: (i) any Secured Creditor Remedy following acceleration of the Senior Credit Agreements or (ii) any other plan or program for the sale or other realization upon the Collateral, in either case, with a view to the full collection as determined in good faith by the Senior Agent, and payment and satisfaction of the Senior Creditor Indebtedness, whether or not the Senior Creditors extend any credit to the Debtor pursuant to the Senior Credit Agreement during the conduct of either of the foregoing.

                     "Standstill Notice" means a written notice from Senior Agent under the Senior Credit Agreement to the Subordinated Agent, with a copy to Debtor, that a Standstill Period is in effect or that Senior Agent is commencing a Senior Liquidation.

                     "Standstill Period" means the period commencing on the date a Standstill Notice is given and ending on the date that is ninety (90) days after the date such Standstill Notice is given, unless prior to the expiration of such ninety (90) day period, the Senior Agent commences and thereafter takes reasonable steps to continue a Senior Liquidation, in which case, the date upon which all Senior Indebtedness has been indefeasibly paid and satisfied and the Senior Credit Agreements have been terminated.

                     "Subordinated Creditors Agreements" means, collectively, the Subordinated Credit Agreement, and any other document, instrument, or agreement now existing or in the future entered into by or in favor of Subordinated Creditors and Debtor in connection with the Subordinated Creditors Indebtedness or the Collateral, together with any amendments, replacements, substitutions, or restatements thereof.

                     "Subordinated Creditors Indebtedness" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of Debtor owing to Subordinated Creditors, whether direct or indirect, whether contingent or of any other nature, character, or


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description (including all interest accruing after commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Debtor to the extent such interest is an allowable claim in any such proceeding).

                     "Tranche B" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities and obligations of Debtor owing to the Subordinated Creditors pursuant to the Tranche B Loans provided to Debtor by Subordinated Creditors pursuant to the Subordinated Creditors Agreements.

                     "UCC" means the Uniform Commercial Code as adopted in the State of California, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

                     2. Subordination and Standby.

                     (a) Indebtedness. Until the Senior Creditor Indebtedness has been fully paid in cash and the obligations of Senior Creditors to extend credit under the Senior Creditor Agreements have been terminated, Subordinated Creditors shall not accept or receive, by payment, setoff, or in any other manner, from Debtor or any other obligor under the Subordinated Creditors Indebtedness, the whole or any part of any sums which may now or hereafter be owing to Subordinated Creditors on account of the Subordinated Creditors Indebtedness; provided, however, the Debtor may pay and the Subordinated Creditors may receive (A) the Closing Fee in the amount of $300,000, (B) reasonable attorneys' fees incurred in connection with the negotiation, delivery and enforcement of the Subordinated Credit Agreement, and (C) except during a Blockage Period or when a Payment Event of Default has occurred and is continuing, scheduled monthly payments due on account of interest owing under the Subordinated Credit Agreement and additional compensation under Section 2.7(b) of the Subordination Credit Agreement, in each case in accordance with the terms of the Subordinated Credit Agreement as in effect on the date hereof (a "Permitted Payment"). Notwithstanding anything to the contrary herein, the Senior Agent shall not deliver more than one (1) Blockage Notice in any consecutive one hundred twenty (120) day period. Upon the termination of any Blockage Period or if any Payment Event of Default has been cured or waived in a writing signed by the Senior Creditor, the rights of the Subordinated Creditors to receive payments as provided in the immediately preceding sentence shall be reinstated and the Debtor shall to the extent permitted hereunder be permitted to immediately pay to the Subordinated Creditors any such payments due and unpaid and shall resume making future Permitted Payments to the Subordinated Creditors. In the event that, notwithstanding the foregoing, Debtor shall make any payment to Subordinated Creditors prohibited by the foregoing provisions of this Section 2(a), then and in such event such payment shall be segregated by Subordinated Creditors and held in trust for the benefit of and immediately shall be paid over to Senior Agent (in the same form received, with all necessary endorsements) for application against the Senior Creditor Indebtedness remaining unpaid until the Senior Creditor Indebtedness is fully paid in cash, and all obligations of Senior Creditors to extend credit under the Senior Creditor Agreements have been terminated.


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                     (b) Enforcement. Except as otherwise permitted herein,
until the Senior Creditor Indebtedness has been fully paid in cash and the obligations of Senior Creditors to extend credit under the Senior Creditor Agreements have been terminated, Subordinated Creditors shall not commence, prosecute, or participate in any Enforcement Action.

                     3. Permitted Liens and Relative Priorities. As between the Secured Creditors, notwithstanding: (a) the terms (including the description of collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, occurrence, method, or manner of granting, or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law;
(b) the existence of (or the order in which any Secured Creditor becomes a party to or a beneficiary of) any collateral agency arrangement with any party other than a Secured Creditor, or the appointment of such other party as a collateral agent to perfect the Secured Creditors' liens and security interests, in all or in any part of the Collateral; (c) the existence of any control agreement in favor of any Secured Creditor; or (d) any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree that, as to the Collateral of Debtor:

                  (i) Senior Agent shall have a first priority security interest in and lien thereon for the benefit of the Senior Creditors to secure the Senior Creditor Indebtedness; and

                  (ii) Subordinated Creditors shall have a junior and subordinate security interest in and lien on the Collateral to secure the Subordinated Creditors Indebtedness;

                     For purposes of the foregoing allocation of priorities, any claim or a right to a set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein.

                     4. No Alteration of Priority. The lien and security interest priorities provided in Section 3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of any of the Secured Creditor Indebtedness, nor by any action or inaction which either Secured Creditor may take or fail to take in respect of the Collateral, or otherwise. Each Secured Creditor consents to Debtor's granting to each other Secured Creditor the liens and security interests reflected in Section 3.

                     5. Perfection. Subordinated Creditors shall be solely responsible for perfecting and maintaining the perfection of its lien or security interest in any of the Collateral. Subordinated Creditors agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, avoidability, or enforceability of the liens or security interests of Senior Agent upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise. In the event that Subordinated Creditors (either individually or together with others) breaches or causes to be breached the terms of the preceding sentence, resulting (directly or indirectly) in the avoidance or imperfection of Senior Agent's lien or security interest in some or all of the Collateral, then the priority of the lien or security interest of Subordinated Creditors in any such affected Collateral shall continue to be


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governed by the terms of Section 3 irrespective of the avoidance or imperfection of Senior Agent's lien or security interest.

                     6. Management of Collateral. Notwithstanding anything to the contrary contained in any of the Senior Creditor Agreements or the Subordinated Creditors Agreements:

                     (a) Until the Senior Creditor Indebtedness has been fully paid in cash, and all obligations of Senior Creditors to extend credit under the Senior Creditor Agreements have been terminated: (i) Senior Agent shall have the exclusive right to perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to Senior Agent's sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to the Collateral, take or retake control or possession of the Collateral and to hold, prepare for sale, sell, lease, or liquidate the Collateral; and (ii) any and all proceeds of the Collateral which shall come into the possession, control, or custody of Subordinated Creditors will be deemed to have been received for the account of Senior Creditors and shall be immediately paid over to Senior Agent to reduce the principal amount available to the Debtor pursuant to the Senior Creditor Agreements, without penalty. In connection with the provisions of clause 6(a)(i) above, Subordinated Creditors waives any and all rights to affect the method or challenge the appropriateness of any action by any Senior Creditor with respect to the Collateral, and waives any claims or defenses it may have against Senior Creditors, including any such claims or defenses based on any actions or omissions of any such person, in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation, or release of any lien or security interest therein by Senior Agent, or any modification or waiver of any Senior Creditor Agreements, except as provided or limited under this Agreement.

                     (b) In the event that (i) any Permitted Payment is not made when due under the Subordinated Credit Agreement (as in effect on the date hereof), and after the expiration of any applicable grace or cure period thereunder, or (ii) a default occurs under the Subordinated Credit Agreement and is not cured within the applicable grace or cure period thereunder and is continuing, then the Subordinated Agent may provide written notice (the "Subordinated Liquidation Notice") to the Senior Agent of its intention, at any time ninety (90) days after the Senior Agent's receipt of such Subordinated Liquidation Notice, to (A) enforce the Subordinated Creditors' rights to payment of the Subordinated Indebtedness by way of suit for collection of a money debt against the Debtor and may continue such enforcement to judgment and execution thereon, (B) exercise any of the Subordinated Creditors' rights or remedies under the Subordinated Credit Agreements or otherwise, (C) seek to foreclose or realize upon (judicially or non-judicially) any lien on any Collateral held by the Subordinated Creditors or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors), or (D) take any other Enforcement Action.

                     (c) Upon receipt of the Subordinated Liquidation Notice, the Senior Agent may, within ninety (90) days, deliver to the Subordinated Creditors a Standstill Notice. Upon receipt by the Subordinated Agent of a Standstill Notice, the Subordinated Creditors may not commence or conduct any Enforcement Action or any other action pursuant to Clause 6(b) hereof at any time during a Standstill Period. If the Subordinated Agent does not receive a Standstill Notice within such ninety (90) day period, the Subordinated Creditors


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may commence an Enforcement Action or any other action pursuant to Clause 6(b);
provided, that (x) all such actions must cease immediately if the Senior Creditors at any time commence and thereafter take steps to continue, a Senior Liquidation and (y) in the absence of the commencement of or such reasonable steps to continue a Senior Liquidation, the turnover to the Senior Creditors of all amounts collected and recovered by the Subordinated Creditors upon such permitted actions for application by the Senior Agent to the payment of the Senior Creditor Indebtedness in such order and manner as the Senior Creditors shall determine, until the Senior Creditor Indebtedness is fully and indefeasibly paid and satisfied and all obligations of the Senior Creditors to provided further financing under the Senior Credit Agreements have been terminated or all such obligations have expired according to their terms.

                     (d) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

                     7. Sale of Collateral. Until the Senior Creditor Indebtedness has been fully paid in cash and all obligations of Senior Creditors to extend credit under the Senior Creditor Agreements have been terminated: (i) unless the Subordinated Creditors have begun an Enforcement Action in accordance with the provisions of 6(b) and 6(c) hereof, only Senior Agent shall have the right to restrict or permit, or approve or disapprove, the sale of the Collateral; provided that if the proceeds of any sale of Collateral in any fiscal year are in excess of $1,000,000 in any single transaction or more than $2,000,000 in the aggregate, then the proceeds from such sales shall be paid to the Senior Creditors and applied to the Obligations as defined in the Senior Loan Agreement (the "Obligations"), and shall permanently reduce the Maximum Amount. For the sake of example only, if the Maximum Amount were $40,000,000, the outstanding Obligations were $19,000,000 and proceeds of sales were $10,000,000, the Obligations would be temporarily reduced to $9,000,000 and the Maximum Amount would permanently be reduced to $30,000,000; and (ii) Subordinated Creditors will, immediately upon the request of Senior Agent, release or otherwise terminate its liens and security interests upon the Collateral, to the extent such Collateral is sold by Debtor with the consent of Senior Agent in accordance with the Senior Creditor Agreements, and Subordinated Creditors will promptly deliver (at Debtor's expense) such release documents as Senior Agent or any Debtor may reasonably require in connection therewith.

                     8. Notice and Waiver of Marshaling. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditor's respective interests in the Collateral as provided by the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditor to marshal any of the Collateral or to seek payment from any particular assets of Debtor or from any third party.

                     9. Insurance. In the event of the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a "Casualty"):

                     (a) Subordinated Creditors hereby waive any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Casualty with respect to any Collateral;


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                     (b) all proceeds received or to be received on account of a
Casualty shall be applied in the manner or manners provided for in the Senior Creditor Agreements; provided, however, that in the event that the Senior Creditors elect to use such proceeds to prepay the amounts outstanding under the Senior Creditor Agreements, such prepayment shall be applied to the Obligations and shall permanently reduce the Maximum Amount; and

                     (c) Subordinated Creditors agrees to execute and deliver to Senior Agent any documents, instruments, agreements or further assurances reasonably required to effectuate any of the foregoing.

                     10. Bankruptcy Issues.

                     (a) Except as provided in this Section 10, this Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Debtor being deemed to apply to Debtor as debtor-in-possession and to a trustee for Debtor's estate in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by Debtor, and to all Secured Creditors' Indebtedness incurred by Debtor, subsequent to such commencement.

                     (b) If Debtor shall become subject to a Bankruptcy Case, and if Senior Creditors shall desire to permit the use of cash collateral or to provide post-petition financing to Debtor ("DIP Financing"), Subordinated Creditors shall be deemed to have consented to any DIP Financing provided by Senior Creditors provided that (i) Subordinated Creditors are provided with replacement liens on the same assets and provided with the same type of priority as the DIP Financing junior only to the liens and priority of the DIP Financing and the Senior Creditor Indebtedness, (ii) the aggregate amount of the DIP Financing and the Senior Creditor Indebtedness does not exceed the Maximum Amount (as defined in the Senior Creditor Agreement) and (iii) the Subordinated Creditors are provided with current payment of reasonable fees and expenses of counsel and financial advisors. In the event that the DIP Financing is provided by a third party or by the Senior Creditors on terms different from those set forth in the immediately preceding sentence, the Subordinated Creditors shall be free to seek relief from the automatic stay or adequate protection. No objection will be raised by Subordinated Creditors to Senior Agent's motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclose on and sell the Collateral.

                     (c) In the event of (i) any Bankruptcy Case, or (ii) any proceedings for voluntary liquidation, dissolution, or other winding up of Debtor, then, in each case, (1) all Senior Creditor Indebtedness shall first be paid in full in cash before any payment is made by or on behalf of Debtor on the Subordinated Creditors Indebtedness; (2) any direct or indirect payment or distribution of assets of the Debtor, whether in cash, property or securities, to which any Subordinated Creditors would be entitled except for the provisions hereof, shall be paid or delivered by the Debtor, or any receiver, trustee in bankruptcy, liquidation trustee, disbursing agent or other person making such payment or distribution, directly to the Senior Creditors to the extent necessary to pay the Senior Creditor Indebtedness, before any payment or distribution shall be made to any Subordinated Creditors, except that Subordinated Creditors may receive equity of the Debtor or securities subordinated to Senior Creditors in the same manner as the Subordinated Creditors Indebtedness.

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                     (d) If Subordinated Creditors does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to 15 days before the expiration of time to file such claim or other document or amendment thereof, then Senior Agent shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of Subordinated Creditors for the purpose of enabling Senior Agent to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of Subordinated Creditors or otherwise in respect of such claims, as Senior Agent reasonably may determine to be necessary or appropriate to prevent forfeiture of such claims.

                     11. Notice of Default and Certain Events. Subordinated Creditors shall promptly notify Senior Agent in writing of the occurrence of any of the following as applicable:

                     (a) any default or event of default under the Subordinated Creditors Agreements, unless such default or event of default is waived by the Subordinated Creditors in accordance with the terms of the Subordinated Creditors Agreements; or

                     (b) the demand for payment of, acceleration of or termination of any of the Subordinated Creditors Indebtedness.

                     12. Additional Documents. Each Secured Creditor agrees to execute and deliver, upon the request of any other Secured Creditor, such documents and instruments (appropriate for filing, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understandings and agreements contained in this Agreement. Without limiting the foregoing, in the event that all or part of any of the Senior Creditor Indebtedness is hereafter refinanced, Subordinated Creditors agrees to enter into one or more new agreements with the refinancing lender or lenders on terms identical to those of this Agreement; provided, however, that the refinancing does not increase the amount of the Senior Creditor Indebtedness being refinanced, extend the Maturity Date (as defined in the Senior Credit Agreement) or contain terms or conditions less favorable than the terms and conditions contained in the Senior Creditor Agreements.

                     13. Representations and Warranties. Subordinated Creditors represents and warrants to Senior Creditors that Subordinated Creditors is the holder of the liens and security interests which secure or will secure the Subordinated Creditors Indebtedness. Subordinated Creditors agrees that it shall not assign or transfer any of such liens and security interests without (i) prior notice being given to Senior Agent and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Subordinated Creditors further warrants to Senior Creditors that it has full right, power, and authority to enter into this Agreement and, to the extent Subordinated Creditors is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

                     14. Modification of Senior Creditor Indebtedness. Subordinated Creditors agrees that other than the restrictions set forth herein, the Senior Creditor shall have absolute power and discretion, without notice to Subordinated Creditors, to deal in any manner with the Senior Creditor Indebtedness, including, but not by way of limitation, the power and discretion


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to do any of the following: (a) any demand for payment of any Senior Creditor
Indebtedness may be rescinded in whole or in part, and the Senior Creditor Indebtedness or the liability of Debtor upon or for any part thereof, or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be modified, accelerated, compromised, waived, surrendered, or released; and (b) the Senior Creditor Agreements may be amended, modified, supplemented, or terminated, in whole or in part, as Senior Creditors may deem advisable from time to time (but in no event shall the definition of "Maximum Amount" in the Senior Creditor Loan Agreement be amended to exceed $40,000,000 without the consent of a majority of the Subordinated Creditors), and any Collateral may be sold, and any Collateral may be exchanged, waived, surrendered, or released. Subordinated Creditors will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. The waivers and consents contained in Amendment No.6 to the Senior Creditor Loan Agreement shall conclusively be deemed to have been granted in reliance upon this Agreement, and all dealings between Senior Creditors and Debtor shall be deemed to have been consummated in reliance upon this Agreement.

                     15. Subordinated Creditors' Waivers. Subordinated
Creditors: (a) waives any and all notice of or proof of reliance by Senior Creditors upon this Agreement; and (b) agrees not to assert against Senior Creditors, any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Subordinated Creditors a guarantor or surety.

                     16. Continuing Agreement; Other. This Agreement shall be a continuing agreement, shall be irrevocable, and shall remain in full force and effect until the Senior Creditor Indebtedness shall have been paid in full in cash, and the obligation of Senior Creditors to extend credit under the Senior Creditor Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof of any amount paid by or on behalf of Debtor with regard to any Senior Creditor Indebtedness is rescinded or must otherwise be restored or returned as a result of a Bankruptcy Case, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of a party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that actions may be tried and litigated in the state and federal courts located in the County of Los Angeles, in the State of California. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

                     17. Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of Senior Creditors and Subordinated Creditors, and there are no other parties, including Debtor or any of the creditors, successors, or assigns of Debtor, which are intended to be benefited, in any way, by this Agreement.

                     18. No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Secured Creditors have with respect to any third parties. The Secured Creditors hereby specifically reserve all of their respective rights against Debtor and all other third parties.

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
                     19. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by regular, registered, or certified United States mail, postage prepaid, or by telefacsimile, addressed as follows:

                  (a)      If to Senior Creditors, c/o Senior Agent at:

                           Foothill Capital Corporation
                           2450 Colorado Avenue, Suite 3000W
                           Santa Monica, CA 90404
                           Attn: Business Finance Division Manager
                           Fax: (310) 453-7414

                           with a copy to:

                           Buchalter, Nemer, Fields & Younger
                           601 S. Figueroa Street, Suite 2400
                           Los Angeles, CA 90017-5704
                           Attn: Robert Davidson, Esq.
                           Fax: (213) 896-0400

                  (b)      If to Subordinated Creditors, at:

                           DDJ Capital Management, LLC
                           141 Linden Street
                           Wellesley, MA 02482
                           Attn: Wendy Landon
                           Fax: (781) 283-8555

                           with a copy to:

                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Attn: Jon D. Schneider, P.C.
                           Fax: (617) 523-1231

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or actually received via telefacsimile transmission, or three days after the same shall have been deposited in the United States mail.

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
                     20. Appraisals. Senior Agent will use its best efforts to deliver to Subordinated Agent a copy of each third party appraisal of Debtor, within five Business Days of Senior Agent's actual receipt of any such appraisal.

                     21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                     22. Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

                     23. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Senior Creditors and Subordinated Creditors.

                     24. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

                     25. Counterparts. This Agreement may be executed in any number of counterparts, and by Senior Creditors and Subordinated Creditors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

                     26. Waiver of Jury Trial. SENIOR CREDITORS AND SUBORDINATED CREDITORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SENIOR CREDITORS AND SUBORDINATED CREDITORS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. SENIOR CREDITORS AND SUBORDINATED CREDITORS HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT EITHER OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.














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
                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Senior Agent and as a Senior Lender

                              By: /s/ Robert Castine
                                  ---------------------------------------------
                              Title: Vice President
                                     ------------------------------------------



                              LASALLE BUSINESS CREDIT, INC.,
                              a Delaware corporation, as a Senior Lender

                              By: /s/ Herbert M Kidd, II
                                  ---------------------------------------------
                              Title: SVP
                                     ------------------------------------------



                              SUNROCK CAPITAL CORP.,
                              a Delaware corporation, as a Senior Lender

                              By: /s/ John D. Erwin
                                  ---------------------------------------------
                              Title: S.V.P.
                                     ------------------------------------------



                              DDJ CAPITAL MANAGEMENT, LLC,
                              a Massachusetts limited liability company, as Subordinated Agent

                              By: /s/ David J. Beazzano
                                  ---------------------------------------------
                              Title: David J. Beazzano, Member
                                     ------------------------------------------


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
                                 ACKNOWLEDGMENT

                     The undersigned, SAMUELS JEWELERS, INC. (the "Debtor") hereby acknowledges receipt of a copy of the foregoing Intercreditor and Subordination Agreement and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor and Subordination Agreement. Debtor further acknowledges that Debtor is not intended beneficiary under the Intercreditor and Subordination Agreement.

Dated as of April 30, 2001.

                                       SAMUELS JEWELERS, INC,
                                       a Delaware corporation

                                       By: /s/ Randy McCullough
                                           -----------------------------------
                                       Title: President and CEO
                                              --------------------------------














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